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[LOGO] KPMG Peat Marwick LLP

                                                                    EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors of
Budget Rent a Car Corporation:

We consent to the inclusion of our report herein and to the reference to our firm under the heading "Experts" in the prospectus of Team Rental Group, Inc. dated February 12, 1997.


                          KPMG Peat Marwick LLP





February 11, 1997
Chicago, Illinois